UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 30, 2021
CONSTRUCTION PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38479	26-0758017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Healthwest Drive, Suite 2 Dothan, Alabama 36303 (Address of principal executive offices) (ZIP Code)

(334) 673-9763 (Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	ROAD	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                  ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On October 1, 2021, Construction Partners, Inc. (the “Company”) and each of its wholly-owned subsidiaries entered into a First Amendment to Second Amended and Restated Credit Agreement (the “Amendment”), which amends that certain Second Amended and Restated Credit Agreement dated as of June 24, 2021, by and among the Company and each of its wholly-owned subsidiaries, as borrowers, BBVA USA, as administrative agent, joint lead arranger, sole bookrunner and lender, Regions Bank and BofA Securities, Inc., each as a joint arranger, and certain other lenders party thereto (the “Credit Agreement”). The purpose of the Amendment was to incorporate certain provisions into the Credit Agreement to address the Company’s formation and operation of a captive insurance company (the “Captive”), as further described in Item 8.01 of this report under the heading “Captive Insurance Company.”

Among other things, the Amendment defines the permitted activities of the Captive to include commercial general liability, commercial automobile liability, commercial auto physical damage, workers’ compensation and employers liability insurance and provides certain limitations on payments, distributions, investments, indebtedness and other transactions in which the Captive may engage. The Amendment also prescribes the amounts that the Company may invest in the Captive and clarifies that the operations of the Captive will be excluded from the calculation of any financial ratios required by the Credit Agreement, including the consolidated fixed charge coverage ratio and the consolidated net leverage ratio. Except as modified by the Amendment, all other provisions of Credit Agreement remain unchanged.

The foregoing summary of the Amendment is a summary only, does not purport to be complete, and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference into this Item 1.01.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.    Other Events.

Georgia Reorganization

On September 30, 2021, the Company completed a reorganization of its Georgia operations by merging Everett Dykes Grassing Co., Inc., a wholly-owned subsidiary of the Company, with and into The Scruggs Company, another wholly-owned subsidiary of the Company. Following the merger, the combined company continues to operate as “The Scruggs Company.”

South Carolina Acquisition

On October 4, 2021, the Company issued a press release announcing an acquisition transaction. A copy of the press release is furnished as Exhibit 99.1 hereto, and the information contained in Exhibit 99.1 is incorporated herein by reference.

Captive Insurance Company

On October 1, 2021, the Company began operating Construction Partners Risk Management, Inc., a wholly-owned subsidiary of the Company, which will provide certain insurance services to the Company and its operating subsidiaries.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1**
First Amendment to Second Amended and Restated Credit Agreement, dated as of October 1, 2021, by and among the Company and each of its wholly owned subsidiaries, as borrowers, the Lenders party thereto, and BBVA USA, as Administrative Agent, L/C Issuer and an Arranger

99.1*	Press release dated October 4, 2021
104**	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Furnished herewith.
** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTRUCTION PARTNERS, INC.

Date: October 4, 2021	By:	/s/ R. Alan Palmer
R. Alan Palmer
Executive Vice President and Chief Financial Officer